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                                                                      Exhibit 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Measurex Corporation and Subsidiaries on Form S-8 (File Nos. 33-65762, 33-22589, 2-76707 and 2-67736) of our report dated December 14, 1994 (except for the note titled "subsequent events" as to which the date is February 10, 1995) on our audits of the consolidated financial statements of Measurex Corporation and Subsidiaries as of November 27, 1994 and November 28, 1993 and for each of the three fiscal years in the period ended November 27, 1994 appearing on page 30 of Measurex Corporation's 1994 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K and our report dated December 14, 1994 (except for the note titled "subsequent events" as to which the date is February 10, 1995) on the financial statement schedules of Measurex Corporation and Subsidiaries as of November 27, 1994 and November 28, 1993 and for each of the three fiscal years in the period ended November 27, 1994, which report is included in this Annual Report on Form 10-K.



                                       /S/ COOPERS & LYBRAND L.L.P.
                                       ----------------------------
                                       COOPERS & LYBRAND L.L.P.



San Jose, California
February 24, 1995

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